Novatel Wireless Announces Fourth Quarter and Full Year 2010 Financial Results

SAN DIEGO, Feb. 24, 2011 /PRNewswire/ -- Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary financial results for the fourth quarter and full year ended Dec. 31, 2010. These preliminary financial results are subject to revision in connection with the completion of the company's 2010 audited financial statements.

	4Q 2010	4Q 2009	3Q 2010
Revenues	$119.3M	$88.6M	$75.6M
GAAP Net Income (Loss)	$(0.5M)	$1.0M	$(7.1M)
GAAP EPS (Loss)	$(0.02)	$0.03	$(0.22)
Non-GAAP Net Income (Loss)	$0	$2.3M	$(4.3M)
Non-GAAP EPS (Loss)	$0.00	$0.07	$(0.14)

	FY 2010	FY 2009
Revenues	$338.9M	$337.4M
GAAP Net Income (Loss)	$(33.1M)	$3.9M
GAAP EPS (Loss)	$(1.05)	$0.13
Non-GAAP Net Income (Loss)	$(10.9M)	$9.5M
Non-GAAP EPS (Loss)	$(0.35)	$0.30

"Our revenue grew by 35 percent compared to the fourth quarter of 2009, and 58 percent compared to the sequential third quarter of 2010," said Peter Leparulo, chairman and CEO of Novatel Wireless. "We also executed on our strategic objective to diversify our business by completing the acquisition of Enfora Inc, a provider of intelligent asset-management solutions utilizing wireless technology and machine-to-machine (M2M) communications.  As a result, we significantly expanded our addressable market, broadened our product portfolio with a wide range of M2M solutions, and added a diverse base of customers that includes enterprises, applications service providers, OEMs and distributors.

"While we are pleased with our revenue growth in the fourth quarter, we anticipate weakness in revenues during the first quarter of 2011 as we transition to new 4G products. Our backlog remains strong and we expect to enter the second quarter with a number of next generation products launching in the marketplace."

Operating Results

Fourth quarter revenue, excluding revenue of $6.5 million attributable to Enfora, was $112.8 million, within our guidance range of $110 to $115 million. Sales were driven by continued market awareness and acceptance of our MiFi Intelligent Mobile Hotspots.

Revenue by Product Category	4Q 2010	4Q 2009	3Q 2010
MiFi Products Core Products	$76.5M $31.3M	$28.8M $54.7M	$31.8M $43.6M
Embedded Modules Enfora Products (December)	$ 5.0M $ 6.5M	$5.1M N.A.	$0.2M N.A.
Total	$119.3M	$88.6M	$75.6M

Excluding Enfora, gross margin of 19.2 percent was within our forecasted range of 19 – 20 percent. This includes the impact of an inventory valuation adjustment for 3G products. Including Enfora, gross margin was 18.2 percent. Enfora results include the impact of a $1.9 million non-cash charge related to fair-value acquisition adjustments, as noted in the attached tables.

Non-GAAP Earnings Summary

Fourth quarter non-GAAP earnings per share were $0.0. This is below the range of our previous guidance of $0.02 to $0.05, primarily due to higher than anticipated product-launch costs.

GAAP Loss Per Share	$(0.02)
Adjustments:
Stock-based compensation expense	$ 0.05
Net M&A-related charges	$ 0.06
Acquisition-related amortization	$ 0.07
Acquisition-related tax benefit	$(0.16)
Non-GAAP Earnings Per Share	$ 0.00

Recent Business Highlights

  AT&T announced the availability of the AT&T Mobile Hotspot, MiFi® 2372 from Novatel Wireless.  AT&T is the first carrier in the Americas to launch the MiFi 2372 Mobile Hotspot preloaded with MiFi OS™, widgets and applications support.
  Novatel Wireless completed the acquisition of Enfora, Inc., a privately-held, Texas-based provider of intelligent asset-management solutions utilizing wireless technology and machine-to-machine (M2M) communications. The acquisition was completed on November 30.
  At the 2011 International Consumer Electronics Show, Verizon Wireless and Novatel Wireless announced the MiFi® 4510L Intelligent Mobile Hotspot that will leverage the Verizon Wireless 4G LTE Mobile Broadband network.
  Novatel Wireless announced its work with six original equipment manufacturers, Cisco, Consert, Dell, HP, SerComm and TouchTunes, using for the Expedite® E362 embedded module that will access the Verizon Wireless 4G LTE mobile broadband network.
  Sprint announced the MiFi® 3G/4G Mobile Hotspot by Novatel Wireless as part of the second generation of 4G-capable devices on the Sprint WiMax network.
  Novatel Wireless introduced the first commercial Dual-Carrier HSPA+ USB modem in North America, the Ovation™ MC547 USB modem on Bell Mobility's DC HSPA+ network.
  Novatel Wireless Ovation™ MC545 (Dual-Carrier HSPA+) USB modem was launched in eight cities in Saudi Arabia by Saudi Telecom Company.
  The Novatel Wireless MiFi 3352, which comes pre-loaded with MiFi operating system (OS), widgets and applications support, was launched commercially in the UK with Orange under the name Mobile WiFi. MiFi OS enhances both the intelligence of the device and the user experience through applications capabilities across users' Wi-Fi devices of choice.

First Quarter 2011 Business Outlook

The following statements are forward-looking and actual results may differ materially.  Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release.  A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the first quarter of 2011 reflects current business indicators and expectations as of the date of this release. In the first quarter of 2011, we expect revenue to decline significantly from the fourth quarter of 2010. We expect this sequential decline to be driven primarily by lower sales of 3G products, principally as a result of operator customers transitioning to next generation 4G products, which are now in various stages of certification.

Our guidance also includes revenue contribution from expected multiple new product launches and on multiple air interfaces, and the uncertainties associated with these launches could affect our ability to achieve guidance. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

First Quarter 2011
Revenues	$60 - $80 million
Non-GAAP Gross Margin	19% - 20%

Non-GAAP Loss Per Share	($0.48) - ($0.36)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET.  For parties in the United States and Canada, call 866-225-8754 to access the conference call. International parties can access the call at 480-629-9692.

Novatel Wireless will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the "Investor Relations" section of the Company's website at www.novatelwireless.com. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4403019.  International parties should call 303-590-3030.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity.  The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless' Intelligent Mobile Hotspot products, software, USB modems, embedded modules and smart M2M modules provide innovative anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections.  In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results.  The information presented in this release related to our preliminary financial results for the fourth quarter and year ended December 31, 2010 and our outlook for the first quarter of 2011, as well as statements regarding new product launches, are forward-looking.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements.  The Company therefore cannot guarantee future results, performance or achievements.  Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Non-GAAP net income, diluted earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods.  The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.

  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2011 Novatel Wireless. All rights reserved. MiFi, MiFi OS,  Expedite, Ovation and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.  Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:

William A. Walkowiak, CFA
Novatel Wireless
(858) 431-3711
ir@nvtl.com

Media contact:

Charlotte Rubin
Novatel Wireless
(858) 812-3431
crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited - Preliminary)
ASSETS

Current assets:

Cash and cash equivalents	$ 17,375	$ 100,025
Marketable securities	51,390	27,664
Accounts receivable, net	64,210	36,299
Inventories	43,058	24,973
Deferred tax assets, net	218	6,465
Prepaid expenses and other	6,309	4,738
Total current assets	182,560	200,164

Property and equipment, net	21,281	14,911

Marketable securities	29,061	48,355

Intangible assets, net	66,912	1,513

Deferred tax assets, net	2,150	12,135

Other assets	532	316
Total assets	$ 302,496	$ 277,394

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 77,769	$ 27,460
Accrued expenses	26,052	23,236
Total current liabilities	103,821	50,696

Capital lease obligations, long-term	55	184
Other long-term liabilities	12,878	15,359

Total liabilities	116,754	66,239

Stockholders' equity:

Common stock	32	31
Additional paid-in capital	424,224	416,579
Accumulated other comprehensive income	21	15
Accumulated deficit	(213,535)	(180,470)
	210,742	236,155
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	185,742	211,155

Total liabilities and stockholders' equity	$ 302,496	$ 277,394

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited - Preliminary)	(Unaudited)	(Unaudited - Preliminary)

Net revenues	$ 119,278	$ 88,636	$ 338,942	$ 337,422
Cost of revenues	97,579	65,395	272,692	249,764
Gross profit	21,699	23,241	66,250	87,658

Operating costs and expenses:
Research and development	14,838	11,473	48,908	44,892
Sales and marketing	5,721	5,040	20,979	19,857
General and administrative	6,925	5,922	21,234	20,159
Amortization of acquired intangibles	179	-	179	-
Total operating costs and expenses	27,663	22,435	91,300	84,908

Operating income (loss)	(5,964)	806	(25,050)	2,750

Other income (expense):
Interest income (expense), net	181	252	(2,517)	1,374
Other income, net	292	144	1,963	315

Income (loss) before income taxes	(5,491)	1,202	(25,604)	4,439

Income tax expense (benefit)	(4,959)	250	7,461	527

Net income (loss)	$ (532)	$ 952	$ (33,065)	$ 3,912

Per share data:

Net income (loss) per share:
Basic	$ (0.02)	$ 0.03	$ (1.05)	$ 0.13
Diluted	$ (0.02)	$ 0.03	$ (1.05)	$ 0.13

Weighted average shares used in computation of
net income (loss) per share:
Basic	31,728	30,973	31,494	30,648
Diluted	31,728	31,657	31,494	31,224

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,

	2010	2009

	(Unaudited - Preliminary)
Cash flows from operating activities:
Net income (loss)	$ (33,065)	$ 3,912
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt issuance costs	541	—
Loan fees recognized on extinguishment of debt	2,370	—
Depreciation and amortization	11,772	12,994
Impairment loss on equipment	167	81
Provision for bad debts	141	35
Inventory provision	1,874	2,305
Share-based compensation expense	6,471	6,882
Excess tax benefits from equity based compensation	(112)	(282)
Release of valuation allowance against acquired deferred tax assets	(5,216)	—
Deferred income tax expense	12,545	(1,798)
Changes in assets and liabilities:
Accounts receivable	(20,602)	3,738
Inventories	(9,551)	(5,514)
Prepaid expenses and other assets	(1,809)	4,826
Accounts payable	46,020	3,930
Accrued expenses, income taxes, and other	(5,334)	5,552

Net cash provided by operating activities	6,212	36,661

Cash flows from investing activities:
Purchases of property and equipment	(10,785)	(5,770)
Acquisitions, net of cash acquired	(72,248)	—
Purchases of intangible assets	(110)	(1,066)
Purchases of securities	(178,712)	(76,967)
Securities maturities/sales	174,286	66,399

Net cash used in investing activities	(87,569)	(17,404)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	27,415	—
Principal repayments of short-term debt	(30,000)	—
Principal payments under capital lease obligations	(134)	(197)
Proceeds from stock option exercises net of taxes paid on vested restricted stock units	1,491	2,670
Excess tax benefits from equity based compensation	112	282
Deposit of restricted funds	(188,890)	—
Remittance from restricted funds	188,890	—

Net cash (used in) provided by financing activities	(1,116)	2,755
Effect of exchange rates on cash and cash equivalents	(177)	280

Net increase (decrease) in cash and cash equivalents	(82,650)	22,292
Cash and cash equivalents, beginning of period	100,025	77,733
	-	-
Cash and cash equivalents, end of period	$ 17,375	$ 100,025

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$ 181	$ 12
Income taxes	299	294

Novatel Wireless, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
Three Months and Year Ended December 31, 2010
(in thousands, except per share data)
(Unaudited - Preliminary)

	Three Months Ended			Year Ended
	December 31, 2010			December 31, 2010

			Income (Loss)			Loss
			Per Share,			Per Share,
		Net Income (Loss)	Diluted		Net Loss	Diluted

GAAP net loss		$ (532)	$ (0.02)		$ (33,065)	$ (1.05)

Adjustments:
Share-based compensation expense (a)		1,776	0.05		6,471	0.20

Acquisition and bid costs (b):
(1) Professional fees	$ 1,873			$ 3,260
(2) Bridge loan costs - fee amortization and interest expense	—			3,065
(3) Foreign exchange gains on Euro denominated currency,
net of hedging costs	—			(1,753)
Total acquisition and bid costs		1,873	0.06		4,572	0.14

Acquisition related amortization ( c)		2,089	0.07		2,089	0.07

Integration costs (d)		42	0.00		42	0.00

Deferred tax asset valuation allowance (e)		(5,216)	(0.16)		8,976	0.29

Non-GAAP net income (loss)		$ 32	$ 0.00		$ (10,915)	$ (0.35)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) The company incurred the following expenses related to acquisition activities:
1. Professional fees to perform due diligence procedures. Activity for the quarter ended
December 31, 2010 was primarily related to the acquisition of Enfora, Inc.
2. Amortization of financing costs and interest expense related to a $30 million short-term loan facility during the second quarter of 2010. The Company repaid the loan in full on July 1, 2010.
3. The Company realized a foreign exchange gain of $2.9 million upon the conversion of Euro denominated funds during the third quarter of 2010. The Euro denominated funds were held to fund the unsuccessful acquisition bid for Cinterion Wireless Modules. The foreign exchange gains were offset by $1.2 million in premiums paid for hedging contracts related to the Company's
Euro exposure during the bidding process.

(c) Adjustments reflect amortization of purchased intangibles and fair value of acquired finished goods.

(d) Adjustment related to integration activities related to the acquisition of Enfora, Inc.

(e)   During 2010, the company recorded a valuation allowance of $14.2 million against the book value of deferred tax assets generated prior to 2010. During the fourth quarter of 2010, the Company completed its acquisition of Enfora, Inc. which resulted in a tax benefit of $5.2 million.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2010
(in thousands)
(Unaudited - Preliminary)

	GAAP	Share-based compensation expense (a)	Acquisition costs, inventory adjustment, integration costs and intangibles amortization (b)	Non-GAAP

Cost of revenues	$ 97,579	$ 173	$ 1,910	$ 95,496

Operating costs and expenses:
Research and development	14,838	680	-	14,158
Sales and marketing	5,721	328	-	5,393
General and administrative	6,925	595	1,915	4,415
Amortization of acquired intangibles	179		179	-
Total operating costs and expenses	$ 27,663	1,603	$ 2,094	$ 23,966

Total		$ 1,776

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Professional fees to perform due diligence and acquisition procedures. Activity for the quarter ended
December 31, 2010 was primarily related to the acquisition of Enfora, Inc. Amortization costs adjustments are related to purchased intangibles and inventory valuation in connection with the acquisition.
The inventory adjustment reflects the fair value of acquired finished goods. Integration costs adjustments are post-acquisition costs also related to Enfora, Inc.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Year Ended December 31, 2010
(in thousands)
(Unaudited - Preliminary)

	GAAP	Share-based compensation expense (a)	Acquisition costs, inventory adjustment, integration costs and intangibles amortization (b)	Non-GAAP

Cost of revenues	$ 272,692	$ 646	$ 1,910	$ 270,136

Operating costs and expenses:
Research and development	48,908	2,367	-	46,541
Sales and marketing	20,979	1,166	-	19,813
General and administrative	21,234	2,292	3,302	15,640
Amortization of acquired intangibles	179		179	-
Total operating costs and expenses	$ 91,300	$ 5,825	$ 3,481	$ 81,994

Total		$ 6,471

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Professional fees to perform due diligence and acquisition procedures. Activity for the year ended
December 31, 2010 was primarily related to the acquisition of Enfora, Inc. Amortization costs adjustments are related to purchased intangibles and inventory valuation in connection with the acquisition.
The inventory adjustment reflects the fair value of acquired finished goods. Integration costs adjustments are post-acquisition costs also related to Enfora, Inc.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

CONTACT:  Investors, William A. Walkowiak, CFA, +1-858-431-3711, ir@nvtl.com, or Media, Charlotte Rubin, +1-858-812-3431, crubin@nvtl.com, both of Novatel Wireless